27 May 2026
SiriusPoint Ltd.
Point Building
3 Waterloo Lane
Pembroke HM 08
Bermuda

Dear Madam or Sir:
I am Bermuda legal counsel to SiriusPoint Ltd. (the “Company”) in connection with a registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 27 May 2026 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of 2,000,000 common shares, par value $0.10 per share (the “Common Shares”), issuable pursuant to The SiriusPoint SharePlan (the “Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).
For the purposes of giving this opinion, I have examined copies of the Registration Statement and the Plan. I have also reviewed the memorandum of association and the bye-laws of the Company, resolutions passed by the Compensation Committee of the Company's board of directors at a meeting held on 12 February 2026, resolutions passed by the Company's board of directors at a meeting held on 12 February 2026, unanimous written resolutions passed by the Company’s board of directors effective April 1, 2026, and the proposals submitted to a vote and approved by the Company's members at the Company’s annual general meeting held on 20 May 2026 (together, the “Resolutions”), and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

I have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by me and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by me in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by me all changes thereto have been marked or otherwise drawn to my attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by me, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that there is no provision of any award agreement which would have any implication in relation to the opinions expressed herein, (g) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (h) that on the date of issuance of any of the Common Shares, the Company will be validly existing and will have sufficient authorized but unissued common shares, (i) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority will not have been revoked or amended at the time of issuance of any Common Shares.
I have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of Common Shares by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.
On the basis of, and subject to, the foregoing, I am of the opinion that:
1.    The Company is duly incorporated and validly existing under the laws of Bermuda in good standing.
2.    When issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable shares in the share capital of the Company.
I consent to the filing of this opinion as an exhibit to the Registration Statement. As a Bermuda attorney, I am not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly I do not admit being an expert within the meaning of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
/s/ Samantha Kyme
Samantha Kyme